FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement is made and entered into this 3rd day of May 2005, by and between Eden Roc Partnership, a California general partnership ("Landlord") and Applied Signal Technology, Inc ("Tenant").

WHEREAS, on October 30, 1998, a Lease Agreement (the "Lease") was entered into between Landlord and Tenant, relating to certain real property situated at 1128 West 2400 South, Salt Lake County, State of Utah. A First Amendment dated September 20, 2000, a Second Amendment dated May 18, 2004 and a Third Amendment dated November 30, 2004.

WHEREAS, both Landlord and Tenant desire to amend the Lease Agreement.

NOW, THEREFORE, for and in consideration of the payment of ten dollars and no cents ($10.00) and other good and valuable consideration to Landlord, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1. Landlord and Tenant desire to expand the leased premises by 4,397 square feet located at 1127 West 2320 South, Suite "A".

2. The minimum rental for the term shall be payable monthly, in advance, without offset or demand on the first day of each calendar month throughout the lease term as follows:

May 1,2005 - Oct 14, 2005	$1,978/month
Oct 15,2005- Oct 14, 2006	$2,038/month
Oct 15,2006- Oct 14, 2007	$2,099/month
Oct 15,2007- Oct 14, 2008	$2,162/month
Oct 15,2008- Oct 14, 2009	$2,227/month

The CAM charge will remain at $0.10 per month per square foot.

The All other terms, covenants and provisions of the Lease Agreement, including all amendments and attachments, shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED this day and year first above written.

LANDLORD: Eden Roc Partnership
A California general partnership
By: Stanley Elman
Stanley C. Elman
Managing General Partner

TENANT: Applied Signal Technology, Inc.

By [signature]